Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 3
333-92286
811-21154


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            2,134,426
                      292
   Against
               145,727
                          3
   Abstain
                 53,451
                        29
   Broker Non-Votes
               754,908
                      679
      Total
            3,088,512
                   1,003



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,144,811
                      292
   Against
               124,434
                          3
   Abstain
                 64,359
                        29
   Broker Non-Votes
               754,908
                      679
      Total
            3,088,512
                   1,003



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012593.